Exhibit 99.1

INDUSTRY LEADING SKILLED TRADE INFLUENCERS SPEAK AT UPSTRYVE CONNECT VIRTUAL CONFERENCE

Company to Release 2nd Quarter Financial Results Before January 15th

COCONUT CREEK, Fla., Jan. 7, 2022 /PRNewswire/ - Upstryve Inc. (“Upstryve” or the “Company”), formerly ProBility Media Corp. (“ProBility”) (OTCPK: PBYA), an international education, training and career advancement company with a focus on vocational and skilled trades, announced today the list of panelists to speak at the first ever Upstryve Connect Virtual Conference to be held January 26th and January 27th of 2022.

The cumulative, cross-promotional reach for the event, including each panelists’ personal media channels’, is estimated to be a reach of nearly 4 million people with an interest in the trades. By adding conferences as a new way to create interaction with trade professionals, Upstryve aims to become the premier brand for high quality education in the trades. The conference is the first of it’s kind for the company and for the vocational education industry in general.

Interested parties can register for the free Upstryve Connect Virtual Conference here:

https://www.clkmg.com/upstryve/connect-press-1

“This event will help put Upstryve on the map as the premier venue for skilled trades education and training. We expect that Upstryve’s goal of being compared to other big name ed-tech companies will be greatly enhanced with these regular conferences, “ stated Noah Davis, CEO, Upstryve “We believe the need for skilled trades professionals will increase due to the recent passing of the infrastructure bill and will continue to increase as additional government spending projects come to fruition.”

The panelist line-up currently consists of several industry leading influencers in the skilled trades. The goal of this conference is to bring awareness to the multifaceted avenues of monetization that can be gained as a result of pursuing a career in the skilled trades.

The company’s mission is not only to bring ease-of-access to materials, tutoring, and other educational tools associated with the skilled trades industry, but to act as an advocate for industry relevance as well.

“The stigma of vocational education being dated or somehow less monetarily beneficial than standard four year degrees is not only untrue, but, in essence, dangerous to the economy and to society,” stated Cesar Valencia, Business Development Manager, Upstryve. “We believe that there will always be a demand for the expertise of skilled trade professionals and many companies are waking up to the fact that the shortage of future workers will impact their revenue.”

Upstryve Connect Virtual Conference Current Line-up

●	Roger Wakefield:

Roger Wakefeild is a Master plumber who shares tips and tricks, DIY, content on how to become a plumber, and more to help you grow as a plumber on his YouTube channel. He currently has over 400,000 subscribers and consistently yields one to four million views on his most popular pieces of content.

414k Subscribers on YouTube (@RogerWakefield)— https://bit.ly/3pZeHH0

396.8k Followers on Tik Tok (@rogerwakefield)— https://bit.ly/3sYIocS

44.6k Followers on Instagram (@_rogerwakefield)— https://bit.ly/3sYXnnk

●	Eduardo Lopez

Eduardo is a construction contractor who operates the EZ home: Labor Of Love brand, which has a significant following of 1.9 million followers on TikTok.

1.9 Million Followers on TikTok (@ez_home)— https://bit.ly/3qQ8qMW

●	Schannon Yodice

Schannon Yodice is a tile setter and entrepreneur. Schannon is a thought leader and forerunner for female entrepreneurs and skilled trade professionals.

115k Followers on Instagram (@thattilechick)— https://bit.ly/3JD84Si

113.1k Followers on TikTok (@thattilechick)— https://bit.ly/3pZA8aA

●	Jesse Lane

Jesse is the owner and operator of J.Lane Construction, the Florida commercial general contractor specializing in new construction, tenant improvements, restaurants, and large renovations.

23k Subscribers on YouTube (@JesseLane)— https://bit.ly/32Sm6iu

●	Matt Panella

Matt Panella is lead carpenter for Panella Construction which is based in Arroyo Grande, Calif. He is a third-generation builder and credits his father, also Matt Panella, for gifting him with his knowledge of carpentry.

220k Subscribers On YouTube (@MattBangsWood)— https://bit.ly/3sWWuf3

●	John Cunningham, CEO of Ox Tools

John’s presentation will be sponsored by OX Tools

John is an entrepreneur with 20 years of corporate experience who applies his skills to small, innovative businesses looking to scale and disrupt current industry standards. OX Tools has been supplying high quality, professional tools to the construction, masonry and tile industries since 1974. OX offers a range of quality tools for many trades, including carpentry, bricklaying, concreting, rendering, plastering, power tools, safety gear, electric machinery, and petrol machinery.

https://www.oxtoolsusa.com/

●	Jason Pietruszka

Jason Pietruszka is a contractor, developer, and designer. He runs JP Construction, Inc. (https://www.jjpconstructioninc.com/) and is committed to delivering excellent results and exceeding clients’ expectations to satisfy the growing need for new property and real estate projects in Los Angeles.

20k Followers on Instagram (@jjpconstruction)— https://bit.ly/3eUaIFm

●	Thomas Hicken

Thomas Hicken is a master plumber and mentor to Upstryve, Inc. He is about to release his first book published by Upstryve. The book and course “2022 Journeyman Plumber Exam Questions & Study Guide” will be released in late January. Thomas has 20 years plumbing experience, 11 years plumbing contractor experience, and ten years of experience as an instructor at Bridgerland Technical College.

https://upstryve.com/products/thomas-t-hicken

About Upstryve Inc., formerly ProBility Media Corp.

Upstryve is an international education, training, and career advancement company with a focus on vocational and skilled trades headquartered in Southern Florida. Upstryve owns four brands which include Upstryve, One Exam Prep, North American Crane Bureau Group and Disco Learning Media.

As a combined group of companies, Upstryve owns over 500 test prep courses, 600 self-study books and teaches over 1,000 annual virtual classes through One Exam Prep. It conducts over 400 safety programs through North American Crane Bureau with numerous Fortune 500 clients such as Tesla, Alcoa , General Electric , Lockheed Martin , IBM , U.S. Steel, Flour , Los Alamos National Labs, United States Navy and Air Force and many more. Through Disco Learning Media, specializes in eCourse development, program management, and consulting for companies such as Itron , The University of Texas, the State of Texas K-12 schools and many more organizations.

Upstryve is the only tutoring platform dedicated to providing aspiring trade professionals an affordable all-encompassing learning experience. Upstryve provides 1 on 1 contractor license exam preparation for professionals to confidently pass their state or national exams and obtain their contractor license. One Exam Prep provides licensing assistance and online test preparation for contractors throughout the United States. North American Crane Bureau Group (NACB) conducts over 400 safety programs each year all over the world for safety, rigging and crane training. NACB holds a federal accreditation under 29CFR part 1919, Cal/OSHA accreditation under Title 8, and is recognized by several states entities as being qualified to conduct lift equipment inspection / certification and / or operator training. Disco Learning Media specializes in eCourse development, program management and consulting for learning experiences. For more information, visit www.upstryve.com/investors.

Forward-Looking Statements

This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information included in this Press Release including such forward-looking statements, except as required by federal securities laws.

This press release is not a prospectus or other offering document under U.S. law or under any other law. It has been prepared for information purposes only. Nothing contained herein should be construed as an offer to sell or the solicitation of an offer to buy any security.

SOURCE Probility Media Corp.